AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 1999

                                                     Registration No. 333-_____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                             OBJECTSOFT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                      DELAWARE                               22-3091075
           (State or Other Jurisdiction of                (I.R.S. Employer
           Incorporation or Organization)                Identification No.)

    CONTINENTAL PLAZA III, 433 HACKENSACK AVENUE
               HACKENSACK, NEW JERSEY                           07601
      (Address of Principal Executive Offices)               (Zip Code)

                               ------------------
                             1996 STOCK OPTION PLAN
                            (Full Title of the Plan)

                               ------------------

                                DAVID E.Y. SARNA
                             OBJECTSOFT CORPORATION
                  CONTINENTAL PLAZA III, 433 HACKENSACK AVENUE
                          HACKENSACK, NEW JErSEY 07601
                     (Name and Address of Agent for Service)

                                 (201) 343-9100
          (Telephone Number, Including Area Code, of Agent for Service)

                               ------------------

                                 WITH A COPY TO:
                              MELVIN WEINBERG, ESQ.
                       PARKER CHAPIN FLATTAU & KLIMPL, LLP
                           1211 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10036
                                 (212) 704-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this registration statement.

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                Proposed Maximum
    Title of Securities         Amount to        Offering Price         Proposed Maximum           Amount of
      to be Registered        be Registered        per Share        Aggregate Offering Price    Registration Fee
------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.0001 per share(1).......    83,333 shares (2)   $1.40625 (3)            $117,187.03              $32.58 (4)
==================================================================================================================

(1) ObjectSoft Corporation effected a one-for-six reverse stock split (the "Stock Split") of its outstanding common stock effective as of October 13, 1999.

(2) Represents 83,333 post-Stock Split shares of common stock issuable pursuant to ObjectSoft Corporation's 1996 Stock Option Plan, as amended.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (g); based on the average of the high ($1.50) and low ($1.3125) prices on the Nasdaq SmallCap Market (NASDAQ) on October 29, 1999.

(4) 750,000 pre-Stock Split shares of common stock were registered under Registration Statement No. 333-69985 and a registration fee of $159.64 was paid in connection therewith.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         ObjectSoft Corporation is incorporating by reference the information contained in its Registration Statement on Form S-8, File No. 333-69985, in its entirety, including any amendments, as well as any exhibits relating to it. The Registration Statement was filed with and accepted by the Securities and Exchange Commission on December 30, 1998.

         On March 15, 1999 the Board of Directors of ObjectSoft Corporation approved amendments to its 1996 Stock Option Plan, as amended (the "Plan") which, among other things, increased the number of shares of common stock for which options may be granted under the Plan from 750,000 pre-Stock Split shares to 1,250,000 pre Stock-Split shares. On June 3, 1999, the stockholders of ObjectSoft Corporation approved the amendments.

ITEM 8.  EXHIBITS

Exhibit
Number            Description
-------           -----------

  4.1 ObjectSoft Corporation's 1996 Stock Option Plan, as amended as of March 15, 1999
  5.1             Opinion of Parker Chapin Flattau & Klimpl, LLP
  23.1            Consent of  Parker  Chapin  Flattau & Klimpl, LLP (included in
                  Exhibit 5.1 hereto)
  23.2            Consent of Richard A. Eisner & Company, LLP
  24.1            Power of Attorney (included on signature page hereto)

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hackensack, New Jersey, on this 4th day of November 1999.

                             OBJECTSOFT CORPORATION


                                        /s/ David E. Y. Sarna
                             By:  ______________________________________________
                                  David E. Y. Sarna
                                  Chairman of the Board, Co-Chief
                                  Executive Officer, Secretary and Director

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David E. Y. Sarna and George J. Febish and each of them with power of substitution, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       SIGNATURE                                  TITLE                      DATE
       ---------                                  -----                      ----
/s/ David E. Y. Sarna
------------------------------     Chairman of the Board, Co-Chief        November 4, 1999
David E. Y. Sarna                  Executive Officer, Secretary and
                                   Director
                                   (Principal Executive Officer,
                                   Principal Financial Officer and
                                   Principal Accounting Officer)


/s/ George J. Febish
------------------------------     President, Co-Chief Executive          November 4, 1999
George J. Febish                   Officer, Treasurer and Director
                                   (Principal Executive Officer)


/s/ Michael A. Burak
------------------------------     Director                               November 1, 1999
Michael A. Burak


/s/ Daniel E. Ryan
------------------------------     Director                               November 2, 1999
Daniel E. Ryan

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------


                              EXHIBITS TO FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                  -------------


OBJECTSOFT CORPORATION
(EXACT NAME OF ISSUER AS SPECIFIED
IN ITS CHARTER)

                                  Exhibit Index

Exhibit
Number            Description
------            -----------

  4.1 ObjectSoft Corporation's 1996 Stock Option Plan, as amended as of March 15, 1999

  5.1             Opinion of Parker Chapin Flattau & Klimpl, LLP

  23.1            Consent of Parker  Chapin  Flattau &  Klimpl, LLP (included in
                  Exhibit 5.1 hereto)

  23.2            Consent of Richard A. Eisner & Company, LLP

  24.1            Power of Attorney (included on signature page hereto)